Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 23, 2000, accompanying the consolidated financial statements of Envirosource, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Envirosource, Inc. and Subsidiaries on Form S-8 Registration Statement filed on or about August 3, 2000.




/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 3, 2000